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Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for FiberChem, Inc. and, under the date of January 10, 1997, we reported on the consolidated financial statements of FiberChem, Inc. and subsidiaries as of and for the years ended September 30, 1996 and 1995. On January 24, 1997, we resigned as principal accountants. We have read FiberChem, Inc.'s statements included under Item 4 of its Form 8-K dated January 31, 1997, and we agree with such statements, except that we are not in a position to agree or disagree with FiberChem, Inc.'s assertion as to whether FiberChem, Inc. has or has not engaged a new accountant.

                                       Very truly yours,

                                       /s/ KPMG Peat Marwick LLP

January 31, 1997
Las Vegas, Nevada